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                                  EXHIBIT 21

                            AMSOUTH BANCORPORATION

                             LIST OF SUBSIDIARIES

     The following is a list of all subsidiaries of AmSouth and the jurisdiction
in which they were organized.   Each subsidiary does business under its own
name.

        Name                                       Jurisdiction Where Organized
        ----                                       ----------------------------

AmSouth Bank of Alabama..........................               Alabama
   AmSouth Investment Services, Inc..............               Alabama
   AmSouth Leasing Corporation...................               Alabama
   AmSouth Mortgage Company, Inc.................               Delaware
   AmSouth Realty, Inc...........................               Delaware
   AmSouth Riverchase, Inc.......................               Alabama
   Fifth Avenue Realty Company................... (unincorporated joint venture)
   FirstGulf Insurance Agency, Inc...............               Alabama
   National Properties and Mining Company, Inc...               Delaware

AmSouth Bank of Florida..........................               Florida
   Amfed Service Corporation.....................               Florida
       Amfed Mortgage Corporation................               Florida
   AmSouth Insurance Agency, Inc.................               Florida
   AmSouth Retirement Services, Inc..............               Florida
   First City Service Corporation................               Florida
       Horseshoe Bend Land Company (partnership).               Tennessee
   Fortune Mortgage Corporation..................               Florida
   MSF Marketing, Inc............................               Florida
   MSF Properties, Inc...........................               Florida
   Service Mortgage and Insurance Agency, Inc....               Florida

AmSouth Bank of Tennessee........................               Tennessee
   FMLS, Inc.....................................               Tennessee

AmSouth Bank of Georgia..........................               Georgia

Alabanc Properties, Inc..........................               Delaware

AmSouth Bank of Walker County....................               Alabama

AmSouth of Louisiana, Inc........................               Louisiana

Fortune Equity Corporation.......................               Florida
   First Clearwater Corporation..................               Florida

MSF Management Corp..............................               Florida
   MSF Financial Corp............................               Florida

Trivest Enterprises, Inc.........................               Florida